UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2009

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on September 30, 2009, Portland General Electric Company (PGE or the Company) and certain institutional buyers (Buyers) in the private placement market entered into an agreement under which PGE would sell, and the Buyers would purchase, an aggregate of $150 million of PGE’s First Mortgage Bonds (Bonds). On November 3, 2009, this transaction closed and was funded. The Bonds bear interest from November 3, 2009 at an annual rate of 5.43% and mature on May 3, 2040.

The Bonds were issued under PGE’s Indenture of Mortgage and Deed of Trust, dated July 1, 1945, between PGE and HSBC Bank USA, National Association (as successor to The Marine Midland Trust Company of New York) in its capacity as trustee, as amended and supplemented to date and from time to time, including the Company’s Sixty-third Supplemental Indenture dated November 1, 2009, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference. The Bonds are redeemable at the option of PGE at the designated “make-whole” redemption price as described in the Sixty-third Supplemental Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of PGE’s issuance of $150 million First Mortgage Bonds contained above in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Sixty-third Supplemental Indenture dated November 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date: November 4, 2009	By:	/s/ MARIA M. POPE
Maria M. Pope Senior Vice President, Chief Financial Officer and Treasurer

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